Exhibit 10.55

SHAREHOLDER AGREEMENT

by and between

SEAGATE TECHNOLOGY PLC

and

SAMSUNG ELECTRONICS CO., LTD.

Dated as of April 19, 2011

i

SHAREHOLDER AGREEMENT

THIS SHAREHOLDER AGREEMENT (this “Agreement”) is dated as of April 19, 2011 by and between Seagate Technology plc, a company incorporated under the laws of the Republic of Ireland (“Company”), and Samsung Electronics Co., Ltd., a company organized under the laws of the Republic of Korea (“Shareholder”) (each, a “Party” and together, the “Parties”). This Agreement is entered into in connection with the Asset Purchase Agreement (the “Asset Purchase Agreement”) of even date herewith by and among the Company, Shareholder and Seagate Technology International, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of Company (“Purchaser”). This Agreement shall take effect as of the date of the Closing (as defined in the Asset Purchase Agreement). In the event the Closing does not occur, this Agreement shall not take effect, and no party hereto shall have any rights or obligations hereunder.

RECITALS

WHEREAS, as partial consideration for acquisition of the Acquired Assets (as defined in the Asset Purchase Agreement) under the terms of the Asset Purchase Agreement, Purchaser has agreed to issue a loan note in the amount of US$687,500,000 (the “Loan Note”) to Shareholder, and guaranteed by Company, pursuant to which the parties thereto agree that, at the option of Shareholder or Company, the amount due under the Loan Note will be exchangeable for up to an aggregate of 45,239,490 ordinary shares of Company, par value $0.00001 per share (the “Ordinary Shares”) in full and final satisfaction of all amounts owed by Purchaser to Shareholder under the Loan Note.

WHEREAS, as a material inducement for Company, Purchaser and Shareholder to enter into the Asset Purchase Agreement, Company and Shareholder have agreed to enter into this Agreement as of the Closing Date to be effective immediately upon the allotment and issue of the Ordinary Shares.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1                                   Certain Definitions.  For all purposes of and under this Agreement, certain terms not otherwise defined herein have the meanings ascribed to those terms in Appendix A.

Section 1.2.                                Rules of Construction.  All references herein to Articles or Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require.

(b)                                 The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(c)                                  The headings set forth in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)                                 All references in this Agreement to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

(e)                                  Unless otherwise specifically provided, all references in this Agreement to “dollars” or “$” shall mean United States Dollars.

(f)                                    The definitions set this Agreement shall apply equally to both the singular and plural forms of the terms defined.

(g)                                 Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(h)                                 Unless the context shall otherwise require, any reference to any contract, instrument, statute, rule or regulation is a reference to it as amended and supplemented from time to time (and, in the case of a statute, rule or regulation, to any successor provision).

(i)                                     Any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days. In the event that any date provided for in this Agreement falls on a date that is not a Business Day, such date shall be deemed extended to the next Business Day.

ARTICLE II

STANDSTILL AND VOTING

Section 2.1.                                Standstill Provisions.

(a)                                  Shareholder agrees that it will not, and will cause its Affiliates and the Representatives acting on its or any of its Affiliates’ behalf not to, directly or indirectly, acting alone or in concert with others, unless specifically invited to do so in writing in advance by the Board:

(i)                                     acquire or agree to acquire, or offer, propose or seek to acquire, directly or indirectly, by purchase or otherwise, ownership (including beneficial ownership) of any securities, assets or businesses of Company or any of its Subsidiaries, or any direct or indirect rights or options to acquire such ownership (including from any other Person) if the effect of such acquisition would be that Shareholder and its Affiliates (including, without limitation, any Group of which Shareholder or any of its Affiliates is a member) beneficially own, in aggregate, more than 19.9% of the then outstanding Voting Securities;

(ii)                                  effect or seek, offer or propose to effect (with or without conditions) any merger, takeover (whether effected by means of an offer, scheme of arrangement or otherwise), consolidation, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with or involving Company or any of its Subsidiaries or any of its or their respective securities or assets;

(iii)                               except as provided for in Section 5.1, and subject to the limitations therein, (A) make, or in any way participate in or encourage, or form or join or in any way participate in any Group or otherwise act in concert with any third Person (other than any Affiliate of Shareholder), in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or consents to vote Voting Securities (other than in accordance with and consistent with the recommendation of the Board of Directors of Company), (B) seek to advise or influence any Person or form or join or in any way participate in any Group or otherwise act in concert with any third Person to seek to advise or influence any Person (other than any Affiliate of such Shareholder) with respect to the voting of any Voting Securities (other than in accordance with and consistent with the recommendation of the Board), or (C) call or seek to have called, or form or join or in any way participate in any Group or otherwise act in concert with any third Person, to call or seek to have called, any meeting of the holders of Voting Securities (or securities convertible into, or exercisable or exchangeable for, Voting Securities);

(iv)                              except as provided for in Section 5.1, and subject to the limitations therein, deposit any Voting Securities in a voting trust or, except as otherwise provided in Section 2.2, subject any Voting Securities to any arrangement or agreement with any Person with respect to the voting of such Voting Securities;

(v)                                 except as provided for in Section 5.1, and subject to the limitations therein, seek, whether alone or in concert with any Group or otherwise in concert with others (A) to place a representative on the Board, (B) seek the removal of any member of the Board, or (C) otherwise seek or propose to control the Board, the management, or the policies of Company;

(vi)                              other than any Affiliate of such Shareholder with respect to voting, and except as provided for in Section 5.1(a), and subject to the limitations therein, form, join or in any way participate in a Group or other group, or otherwise act in concert with any third Person, for the purpose of acquiring, holding, voting or disposing of Voting Securities;

(vii)                               publicly disclose any intent, purpose, plan or proposal to do any of the foregoing; or

(viii)                            assist, participate in, provide or arrange financing to do any of the foregoing, whether alone or in concert with any Group or otherwise in concert with others.

(b)                                 Notwithstanding any other provision of this Section, nothing in Section 2.1(a) shall be deemed to prevent or otherwise limit the exercise of any rights or remedies available to Shareholder or any Affiliate of Shareholder under, in connection with, contemplated by or arising out of the Asset Purchase Agreement or any other Transaction Document (as defined in the Asset Purchase Agreement).

(c)                                  The provisions of this Section 2.1 shall terminate automatically without any further action upon the fifth (5th) anniversary of the Closing Date.

Section 2.2.                              Voting.

(a)                                  Shareholder shall take such action (and shall cause each of its Affiliates that beneficially own Voting Securities to take such action) as may be required so that all Voting Securities beneficially owned by Shareholder (or any such Affiliate of Shareholder) from time to time are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise, with lost, damaged or disfigured ballots counting as abstentions to the extent that they cannot be counted as “for,” “against,” “withheld” or otherwise under applicable law) as recommended by the Board to the other holders of Voting Securities with respect to the appointment and removal of members of the Board, subject to Article V.

(b)                                 Shareholder (or any Affiliate of Shareholder), as the holder of Voting Securities, shall use its commercially reasonable efforts to be present, in person or by proxy, at all meetings of the shareholders of Company so that all Voting Securities beneficially owned by Shareholder (or such Affiliate of Shareholder) from time to time may be counted for the purposes of determining the presence of a quorum at such meetings. The foregoing provision shall also apply to the execution by Shareholder of any written consent in lieu of a meeting of holders of Voting Securities or any class thereof.

(c)                                  The provisions of this Section 2.2 shall terminate automatically without any further action at such time as Shareholder (together with all of its Affiliates) beneficially owns less than five percent (5%) of the then outstanding Voting Securities.

ARTICLE III

RESTRICTIONS ON TRANSFER

Section 3.1.                                Transfer Restrictions.

(a)                                  Shareholder shall not Transfer any Acquisition Shares, other than as expressly permitted by, and in compliance with, the provisions of this Article III.

(b)                                 Prior to the date that is twelve (12) months after the Closing Date (the “Release Date”), Shareholder shall not, without the prior written consent of Company, Transfer any of the Acquisition Shares other than as expressly permitted by, and in compliance with, the following provisions of this Section 3.1(b) (such restrictions on Transfer, together with the restrictions on Transfer set forth in Section 3.1(d), the “Transfer Restrictions”):

(i)                                     Shareholder may Transfer all or any of its Acquisition Shares in a transaction exempt from the registration requirements under the Securities Act to any Affiliate, so long as prior to or concurrent with any such Transfer the Affiliate (1) agrees to be bound by the terms hereunder as a “Shareholder” and such other terms hereunder applicable to the transferring Shareholder, (2) agrees that the representations, covenants and other agreements made by the transferring Shareholder in this Agreement shall be deemed to have been made by such Affiliate, (3) shall execute a joinder to this Agreement, the execution of which shall constitute such Affiliate’s agreement to the terms of this Section 3.1(b)(i), (4) agrees that all notices hereunder to it may be delivered to the transferring Shareholder on its behalf and that all consents and waivers given by the transferring Shareholder will be binding on the Affiliate, and (5) agrees to Transfer such Acquisition Shares to the transferring Shareholder or other Affiliate of the transferring Shareholder (as designated by the transferring Shareholder) if it ceases to be an Affiliate of such Person, subject to compliance with the applicable provisions of Section 3.2 and Section 3.3; or

(ii)                                  Shareholder (and any applicable Affiliate) may Transfer all or any of its Acquisition Shares pursuant to the terms of any tender offer, exchange offer, takeover (whether effected by means of an offer, scheme or arrangement or otherwise), merger, reclassification, reorganization, recapitalization or other similar transaction in which shareholders of Company are offered, permitted or required to participate as holders of Ordinary Shares; provided that such tender offer, exchange offer, takeover, merger, reclassification, reorganization, recapitalization or other transaction has been approved or recommended by the Board (and which at the time of Transfer continues to be approved or recommended by the Board) (any such transaction, an “Approved Transaction”).

(c)                                  On and after the Release Date, Shareholder may Transfer any of the Acquisition Shares, pursuant to an effective registration statement or in a transaction exempt from the registration requirements under the Securities Act (including pursuant to and in compliance with Rule 144) and in compliance with all applicable laws and regulations and the limitations set forth in Section 3.1(d).

(d)                                 Notwithstanding anything to the contrary set forth in this Agreement, other than pursuant to clauses (i) or (ii) of Section 3.1(b), neither Shareholder nor any of its Affiliates may, in any single transaction or series of related transactions, Transfer to any Person or group of related Persons any Acquisition Shares (or, in the case of an intermediary such as a “broker,” indirectly Transfer to such intermediary’s transferee or group of related transferees, if the transferee or transferees are known to Shareholder) if, to the actual knowledge of Shareholder (without any duty of inquiry other than as and to the limited extent provided in the immediately following paragraph):

(i)                                     such Person or group of related Persons has filed or, to the actual knowledge of Shareholder, is required to file (in connection with such Transfer or otherwise) a Schedule 13D disclosing an intent with respect to its beneficial ownership of Equity Securities other than a passive investment intent; or

(ii)                                  to the extent such Person or group of related Persons would, upon completion of the Transfer of such Acquisition Shares, beneficially own more than five percent (5%) of Company’s then outstanding Voting Securities;

unless, in each case, such Transfer:

(1)                                  has been approved by, or is in connection with a transaction approved or recommended by, the Board;

(2)                                  is made pursuant to a tender offer, exchange offer, takeover (whether effected by means of an offer, scheme of arrangement or otherwise) merger, consolidation or similar transaction that is an Approved Transaction; or

(3)                                  Shareholder or its Affiliate proposing to effect such Transfer has complied with the procedures set forth in Section 3.3(b).

The restrictions on Transfer set forth in this Section 3.1(d) shall terminate automatically without any further action at such time as Shareholder, together with its Affiliates, beneficially owns less than five percent (5%) of the then outstanding Voting Securities.

Section 3.2.                                Restrictive Legends; Securities Law Compliance.

(a)                                  The certificate or certificates representing the Acquisition Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDER AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

(b)                                 Shareholder agrees and consents to the entry of stop transfer instructions with Company’s transfer agent and registrar against the transfer of Shareholder’s Acquisition Shares except in compliance with this Article III.

(c)                                  Each certificate evidencing the Acquisition Shares transferred as herein provided shall bear the restrictive legend set forth (or described) in Section 3.2(a) above, except that (i) such certificate shall not be required to bear the first sentence of such restrictive legend if (A) in the opinion of counsel for Company, such legend is not required in order to establish compliance with the registration requirements of the Securities Act or (B) the securities represented by such certificate are Transferred in reliance upon Rule 144 or such other available exemption from registration under the Securities Act, and (ii) such certificate shall not be required to bear the second sentence of such restrictive legend from and after the time that the securities represented by such certificate are no longer subject to any contractual restrictions set forth in this Agreement, it being understood and agreed, for the avoidance of doubt and without prejudice to any other provision of this Agreement that would operate to terminate any such contractual restriction, that such securities will no longer be subject to any contractual restrictions following any Transfer thereof in accordance with Section 3.1(b)(ii) or Section 3.1(c).

Section 3.3.                                Procedures for Transfer; Right of First Refusal.

(a)                                  In order to ensure compliance with the provisions of this Article III, prior to any proposed Transfer of Acquisition Shares (other than any Transfer of Registrable Securities pursuant to Article IV), Shareholder shall give written notice to Company of its intention to effect such Transfer.  Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail and shall be accompanied by:

(i)                                     an opinion of a nationally recognized securities law firm that such Transfer is exempt from the registration requirements of Section 5 of the Securities Act;

(ii)                                  a seller’s representation letter and, if such Transfer is proposed to be executed through a broker, a broker’s representation letter, in each case, in customary form, confirming that such sale will be or has been effected pursuant to Rule 144 under the Securities Act; or

(iii)                               a “no action” letter from the staff of the SEC addressed to Shareholders to the effect that the Transfer without registration would not result in a recommendation by the staff to the SEC that action be taken with respect thereto.

(b)                                 In the event that Shareholder or one of its Affiliates proposes to Transfer any Acquisition Shares pursuant to Section 3.1(d)(ii)(3), Shareholder (or the applicable Affiliate) shall first comply with the following provisions of this Section 3.3(b):

(i)                                     Prior to Transferring any of its Acquisition Shares, Shareholder (or the applicable Affiliate) shall deliver to Company a written notice (the “Transfer Notice”) stating: (A) Seller’s (or the applicable Affiliate’s) bona fide intention to Transfer such Acquisition Shares; (B) the name, address and phone number of the proposed purchaser or other transferee (a “Proposed Transferee”); (C) the aggregate type and number of Acquisition Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); and (D) the bona fide cash price or, in reasonable detail, other consideration for which Shareholder (or the applicable Affiliate) proposes to Transfer the Offered Shares (the “Offered Price”).

(ii)                                  For a period of fifteen (15) days (the “Exercise Period”) after the date on which the Transfer Notice is deemed to have been delivered to Company, subject to compliance with the requirements of Irish law, Company shall have the right to purchase all of the Offered Shares for the Offered Price. In order to exercise its right hereunder, Company must deliver written notice (the “Exercise Notice”) to Seller within the Exercise Period. In such case, Company shall purchase, or cause its designee (which Company shall notify Shareholder or the applicable Affiliate in advance) to purchase, all of the Offered Shares by paying the Offered Price to Shareholder (or the applicable Affiliate) and taking such other necessary actions to effect the foregoing and Shareholder (or the applicable Affiliate) shall deliver the Offered Shares and other necessary transfer documents and take such other necessary actions to effect the foregoing, within ten (10) days after the payment of the Offered Price.

(iii)                               In the event that Company declines to exercise its right of purchase under the preceding clause (ii) of this Section 3.3(b) or fails to pay, or cause to be paid, prior to the expiration of the Exercise Period, the Offered Price in full after delivering the Exercise Notice in accordance with Section 3.3(b)(ii) or Company fails to send an Exercise Notice prior to the expiration of the Exercise Period, Shareholder (or the applicable Affiliate) shall be permitted to Transfer to the Proposed Transferee the Offered Shares at the Offered Price at any time from and including the date falling thirty (30) days after the end of the Exercise Period, if the Exercise Notice is not received by Shareholder, or forty (40) days after the end of the Exercise Period, if the Exercise Notice is received by Shareholder but Company fails to pay, or cause to be paid, the Offered Price in full in accordance with Section 3.3(b)(ii). In the event that Shareholder shall not Transfer to the Proposed Transferee all or any of the Offered Shares at the Offer Price during the periods contemplated by this Section 3.3(b)(iii), then Shareholder and its Affiliates shall comply with the terms of this Section 3.3(b) prior to, and as a condition of, any subsequent Transfer of any Acquisition Shares.

(c)                                  Notwithstanding anything to the contrary set forth herein, if Company fails to effect the Registration of all of the Registrable Securities in accordance with Section 4.1, and subject to the limitations therein, the rights and obligations of the Parties under Section 3.3(b) shall terminate automatically without any further action.

(d)                                 Any attempted or purported Transfer of Acquisition Shares in violation of this Agreement shall be null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the provisions hereof. Company shall not record on its stock transfer books or otherwise any attempted or purported Transfer in violation of this Agreement.

(e)                                  Company will cooperate with, and will direct its transfer agent and registrar to cooperate with and process, as promptly as practicable, any proposed Transfer of Acquisition Shares by Shareholder that does not violate the provisions of this Agreement.

Section 3.4.                                Applicability to Other Securities. If, following the date hereof, Company issues any Ordinary Shares or any other securities of Company in respect of or in substitution or exchange for the Acquisition Shares in connection with any stock split, dividend or combination, or any recapitalization, reclassification or similar transaction, such shares or securities shall be subject to the same restrictions set forth in this Article III as are then applicable to the Acquisition Shares with respect to which such shares or securities have been issued in respect of or in substitution or exchange for.  In such an event, the Parties hereby agree to make such amendments or modifications to this Agreement as may be appropriate to reflect such treatment of such shares or other securities.

ARTICLE IV

REGISTRATION

Section 4.1.                                Registration; Registration Procedures.

(a)                                  Subject to the provisions of this Article IV, to the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, on or prior to the Release Date, Company shall effect the registration under the Securities Act of all of Shareholder’s

Registrable Securities on or prior to the Release Date; provided, however, that if the Release Date occurs when (i) the registration, offering or sale of the Registrable Securities would, in Company’s judgment, impede, delay or otherwise interfere with any pending or contemplated material acquisition, disposition, corporate reorganization or similar material transaction, or (ii) non-public material information not otherwise then required by applicable law to be publicly disclosed regarding Company exists, the immediate disclosure of which would in Company’s judgment be significantly disadvantageous to Company (clauses (i) and (ii), a “Material Pending Event”), then Company may postpone the filing of a Registration Statement for a period not to exceed 90 consecutive calendar days from the Release Date upon providing Shareholder with written notice of such postponement (which notice need not include a statement of the reason for such postponement).  Shareholder shall keep confidential any communications received by it from Company regarding the postponement pursuant to this Section 4.1(a) (including the fact of the postponement).

(b)                                 Subject to the limitations set forth in Article IV, Company shall:

(i)                            prepare and file with the SEC such amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by Shareholder set forth in such registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto in accordance with this Section 4.1(b)(i) to the extent that doing so will not materially interfere with the timing of the offering: (i) Company will furnish to counsel of Shareholder copies of all documents proposed to be filed, and (ii) such documents will be subject to the review of such counsel reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;

(ii)                         comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC and use its commercially reasonable efforts to comply with all applicable securities laws in the United States and Register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as Shareholder shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by Shareholder, except that Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4.1(b)(ii), it would not be obligated to, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(iii)                      notify Shareholder promptly if Company becomes aware that the prospectus included in such registration statement, as then in effect, or the registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and prepare an amended or supplemental prospectus as may be necessary so that, as thereafter made available to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(iv)                     otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(v)                        (A) list such Registrable Securities on the exchange on which the Ordinary Shares are then listed (if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange) to the extent required and (B) provide for a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(vi)                     make available for inspection by Shareholder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by Shareholder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Company, and cause all of Company’s officers, directors and employees to supply all information reasonably requested by Shareholder, or any such underwriter, attorney, accountant or agent in connection with the “due diligence” of Shareholder with respect to such registration statement, subject to the execution of a mutually acceptable confidentiality agreement;

(vii)                  promptly notify counsel for Shareholder in writing (A) of the receipt of any comments from the SEC, (B) of any request by the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(viii)               use commercially reasonable best effort to obtain the withdrawal of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus as soon as practicable;

(ix)                       (A) if requested by Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as Shareholder reasonably requests to be included therein; and (B) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment; and

(x)                          cooperate with Shareholder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the registration statement, and enable such securities to be in such denominations and Registered in such names as Shareholder may reasonably request.

Section 4.2.                                Information Supplied. It shall be a condition precedent to the obligations of Company to take any action to Register the Registrable Securities held by Shareholder as to which any registration is being effected that Shareholder shall furnish Company with such information regarding Shareholder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Company may from time to time reasonably request.  Shareholder agrees to furnish to Company as promptly as reasonably practicable all information required to be disclosed in order to make the information previously furnished to Company by Shareholder not misleading.

Section 4.3.                                Expenses.  All of the costs and expenses incurred by Company in connection with any Registration Statement shall be borne by Company. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of Company’s counsel and its accountants and all other out-of-pocket costs and expenses of Company incident to the preparation, printing and filing of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to purchasers of the securities so Registered, the costs and expenses incurred in connection with the qualification of such securities so Registered under the securities or “blue sky” laws of various jurisdictions, the fees and expenses of Company’s transfer agent and all other costs and expenses of complying with the provisions of this Article IV with respect to such registration and the reasonable fees and expenses of any special counsel to Shareholder, as necessary (collectively, the “Registration Expenses”). All Selling Expenses will be borne by the holders of the securities Registered pro rata on the basis of the number of securities so Registered.

Section 4.4.                                Restrictions on Disposition.

(a)                                  Shareholder agrees that, upon receipt of any notice from Company of the happening of any event of the kind described in Section 4.1(b)(iii) or Section 4.1(b)(vii)(C), Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(b)(iii) or written notice from Company that the Registration Statement is again effective and no amendment or supplement is needed; provided that Company shall use its commercially reasonable best efforts to make the Registration Statement effective again as soon as practicable thereafter by taking all necessary actions including filing any amendments and supplements necessary.

(b)                                 At any time following the effectiveness of any Registration Statement when there is a Material Pending Event or if the prospectus relating to the Registrable Securities contains a material misstatement or omission, Company may request in writing that Shareholder discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, and Shareholder shall do so upon receipt of such written request; provided, however, that unless expressly requested in writing by Shareholder, Company shall not divulge to Shareholder the reason for any such postponement, and Company shall be under no obligation to divulge such reason even if requested by Shareholder.  Company will use its reasonable best efforts to ensure that the use of the prospectus may be resumed (A) in the case of clause (i) of the definition of Material Pending Event, as soon as, in the sole judgment of Company, public disclosure of such Material Pending Event would not be prejudicial to or contrary to the interests of Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter, and (B) in the case of clause (ii) of the definition of Material Pending Event, as soon as in the reasonable discretion of Company, such suspension is no longer appropriate. Company shall be entitled to exercise its right under this Section 4.4 no more than once in any 12-month period; provided, however, that the duration of any such suspension period shall not exceed 90 consecutive days. Shareholder shall keep confidential any communications received by it from Company regarding the postponement pursuant to this Section 4.4 (including the fact of the postponement).

Section 4.5.                                Indemnification.

(a)                                  Indemnification by Company.  To the fullest extent permitted by law, Company hereby agrees to indemnify and hold harmless Shareholder, each Affiliate of Shareholder and its respective directors and officers, members or general and limited partners (and the directors, officers, employees, affiliates and each Person who Controls such Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing) and each underwriter, if any, and its Controlling Person, (collectively, the “Shareholder Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by Shareholder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iv) any violation by Company (or alleged violation) of any rule or regulation promulgated under the Securities Act, the Exchange Act or applicable “blue sky” laws in connection with any Registration, qualification or compliance, and Company will reimburse each Shareholder Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating, defending or settling any such Claim; provided that Company will not be liable in any such case to the extent that any such Claim arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by Shareholder but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to Company by or on behalf of Shareholder and stated to be specifically for use therein; and provided, further, that the indemnity agreement contained in this Section 4.5(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)                                 Indemnification by Shareholder. To the fullest extent permitted by law, Shareholder shall indemnify and hold harmless Company and any of its Affiliates, directors, officers and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on:  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and Shareholder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to Company by or on behalf of Shareholder and stated to be specifically for use therein; provided that in the absence of fraud by Shareholder, the liability of Shareholder hereunder shall be limited to the net proceeds received by Shareholder from the sale of Registrable Securities covered by such registration statement; and provided, further, that the indemnity agreement contained in this Section 4.5(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of Shareholder (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)                                  Notification of Claims.  Promptly after receipt by a Person entitled to indemnification pursuant to Section 4.5 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 4.5, except to the extent that the indemnifying party is prejudiced in any material respect by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder. An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party.

(d)                                 Contribution. (i) If the indemnification provided for in this Section 4.5 from the indemnifying party is held by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.5(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.5(d)(i).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The liability of Shareholder shall, in the absence of fraud by Shareholder, be limited to the net proceeds received by Shareholder from the sale of Registrable Securities covered by such registration statement.

(e)                                  Non-Exclusive Remedy. The obligations of the Parties under this Section 4.5 shall be in addition to any liability which any Party may otherwise have to the other Party.

(f)                                    Survival. The indemnity and contribution provisions contained in this Section 4.5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of Shareholder, any person Controlling Shareholder or any Affiliate of Shareholder or by or on behalf of Company, its officers or directors or any person Controlling Company or (iii) the sale of any Registrable Securities by any Shareholder pursuant to a Registration Statement.

Section 4.6.                                No Inconsistent Agreements; No Free Writing Prospectuses. Company represents and warrants that it is not a party to a contract which conflicts with or limits or prohibits the exercise of the rights granted to Shareholder holding Registrable Securities in this Article IV. Shareholder agrees that, unless it obtains the prior consent of Company it will not make any offer relating to the Registrable Securities that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.

Section 4.7.                                Termination of Registration Rights. The rights of Shareholder under this Article IV shall terminate (other than Section 4.3, Section 4.5 and Section 4.7) upon the earliest to occur of (a) the date on which all shares of Registrable Securities held by Shareholder may immediately be sold under Rule 144, (b) the date on which Shareholder ceases to hold any Registrable Securities, (c) the date on which Company is no longer required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, or (d) the date on which a Form 15 (or any successor form) has been filed under the Exchange Act with respect to the Ordinary Shares. Company shall have no obligation to maintain the effectiveness of any Registration Statement with respect to any Registrable Securities held by Shareholder following the earlier of (x) the termination of Shareholder’s rights under this Article IV (other than Section 4.3, Section 4.5 and Section 4.7) or (y) the date Shareholder ceases to be a Rule 144 Affiliate.

Section 4.8.                                Reports under the Exchange Act.  With a view to making available to Shareholder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Shareholder to sell securities of Company to the public without Registration or pursuant to a Registration Statement, Company agrees to use its commercially reasonable efforts to:

(a)                                  make and keep current public information available, as those terms are understood and defined in Rule 144, at all times;

(b)                                 take all commercially reasonable action necessary to enable Shareholder to utilize Form S-3 for the resale of its Registrable Securities;

(c)                                  file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act; and

(d)                                 furnish to Shareholder, so long as Shareholder owns any Registrable Securities, as soon as reasonably practicable upon request (i) a written statement by Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of Company and any other reports and documents filed by Company; and (iii) any other information as may be reasonably requested in availing Shareholder of any rule or regulation of the SEC which permits the selling of any securities without Registration or pursuant to Form S-3.

ARTICLE V

BOARD DESIGNATION RIGHTS

Section 5.1.                                Board Designation Rights.

(a)                                  From and after the Closing and so long as Shareholder (together with its Affiliates) holds at least seven percent (7%) of the Voting Securities, Shareholder shall have the right to designate one director to the Board, who shall, unless otherwise consented to in writing by Company, at all times be a current executive officer or current employee of Shareholder (except for any current executive officer or current employee of Shareholder as of the date hereof who subsequently resigns from or otherwise leaves his or her position or employment with Shareholder), to be nominated by Company to serve as a member of the Board (the “Shareholder Nominated Director”) and Company shall nominate such designee as a member of the Board. In the event that Shareholder and its Affiliates shall hold less than seven percent (7%) of the Voting Securities, any director of the Board who was theretofore designated by Shareholder (or its Affiliate) and elected or appointed to the Board pursuant to Section 5.1(b) shall promptly offer to resign from the Board, effective immediately.

(b)                                 Company shall, to the extent permitted by applicable Laws and the articles of association of Company, take all action necessary to cause the individuals so designated by Shareholder (or its Affiliate, as applicable) to be elected or appointed to the Board, including (at the election of Company) either by increasing the size of the Board or by seeking and accepting or otherwise securing the resignations of such number of then incumbent directors as is necessary to enable the individuals so designated by Shareholder (or its Affiliate, as applicable) to be elected or appointed to the Board.

(c)                                  Company shall reimburse the Shareholder Nominated Director for his or her out-of-pocket expenses incurred in connection with his or her participation as a member of the Board in a manner consistent with Company’s policies for reimbursing such expenses of the members of the Board. Company shall indemnify the Shareholder Nominated Director to the same extent it indemnifies its other directors pursuant to its articles of association and other organizational documents and applicable law.

(d)                                 Company shall maintain in full force and effect director and officer liability insurance covering the directors and officers of Company with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Company’s policies existing as of the date of this Agreement.  Company shall use its commercially reasonable efforts to maintain Company’s articles of association and other organizational documents to require Company to indemnify its directors and officers to the fullest extent permitted by law.

ARTICLE VI

MISCELLANEOUS

Section 6.1.                                Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

Section 6.2.                                Consent to Jurisdiction. Any suit, action or proceeding brought by any Party seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought in a state or federal court located in the State of Delaware and each of the Parties to this Agreement hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 6.3.                                Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that, without the consent of Company, Shareholder may assign this Agreement (and the rights and obligations hereunder) to any of its Affilates, in connection with a transfer of Acquisition Shares to such Affiliate pursuant to Section 3.1(b)(i); provided, however, that, notwithstanding such assignment, the assigning Shareholder shall continue to be bound by all of its obligations hereunder and the applicable Affiliate shall execute a joinder agreement if required by Section 3.1(b) of this Agreement so as to be bound by the terms of this Agreement. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than Shareholder and Company, and no Person shall assert any rights as third party beneficiary hereunder.

Section 6.4.                                Entire Agreement.  This Agreement (including Appendix A, which is incorporated herein and forms an integral part hereof) and Company’s articles of association contain the entire understanding and agreement between the Parties with regard to Shareholder’s rights in relation to the Acquisition Shares and supersedes all prior agreements and understandings among the Parties relating to the subject matter hereof.

Section 6.5.                                Amendment; Waiver.

(a)                                  This Agreement may be amended if, and only if, such amendment is in writing and signed by Company and Shareholder.  Any provision of this Agreement may be waived by the Party against whom the waiver is to be effective.

(b)                                 No waiver by a Party of any misrepresentation of any representation or warranty, or any breach or failure to perform or comply with any agreement, covenant or other obligation, of any other Party hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.  No failure or delay by a Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under applicable law.

Section 6.6.                                Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by U.S. registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses set forth below or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy delivery, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (d) in the case of mailing, on the fifth Business Day following that on which the piece of mail containing such communication is posted to the address provided herein or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any Party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Notices to Parties pursuant to this Agreement shall be given:

If to Company:

Seagate Technology Public Limited Company
Arthur Cox Building
Earlsfort Centre, Earlsfort Terrace
Dublin 2
	Facsimile:	+1-831-439-2547
	Attention:	Kenneth Massaroni

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
	Facsimile:	+1-415-493-6811
	Attention:	Larry W. Sonsini
Mark Baudler

If to Shareholder:

Samsung Electronics Co., Ltd.
38th Floor, Samsung Electronics Bldg.
1320-10, Seocho 2 Dong, Seocho-Gu
Seoul, Korea 137-857
	Facsimile:	+82-2-2255-8399
	Attention:	International Legal Department, Office of the General Counsel

with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker
22nd Floor, Bank of China Tower
1 Garden Road, Hong Kong
	Facsimile:	+852-3192-9689
	Attention:	Daniel S. Kim

Section 6.7.                                Counterparts. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in person. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties.

Section 6.8.                                Severability. If any provision of the Agreement is held to be invalid or unenforceable at law, all other provisions of the Agreement shall remain in full force and effect. Upon any such determination, the Parties agree to negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties to the fullest extent permitted by applicable law.

Section 6.9.                                Injunctive Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent any breach or threatened breach of this Agreement, and to enforce specifically the terms and provisions of this Agreement, in any action instituted in a court of competent jurisdiction, without the posting of any bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.  Each Party hereby irrevocably waives, in any action for specific performance, the defense of adequacy of a remedy at law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Shareholder Agreement to be executed by their respective authorized officers as of the date aforesaid.

SEAGATE TECHNOLOGY PLC

By:	/s/ Stephen J. Luczo
Name:	Stephen J. Luczo
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Shareholder Agreement]

IN WITNESS WHEREOF, the Parties have caused this Shareholder Agreement to be executed by their respective authorized officers as of the date aforesaid.

SAMSUNG ELECTRONICS CO., LTD.

By:	/s/ Oh-Hyun Kwon

Name:	Oh-Hyun Kwon

Title:	President

[Signature Page to Shareholder Agreement]

APPENDIX A

SHAREHOLDER AGREEMENT

DEFINITIONS AND INDEX OF DEFINED TERMS

1.                                      Definitions. For all purposes of and under this Agreement, the following terms have the following meanings:

“Acquisition Shares” means the Ordinary Shares issued to Shareholder by Company pursuant to the terms of the Asset Purchase Agreement.

“Affiliate” has the meaning set forth in the Asset Purchase Agreement.

“beneficial owner” (including, with correlative meaning, the terms “beneficially own” and “beneficial ownership”) has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that (i) a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such person and (ii) a Person shall be deemed to be the beneficial owner of any securities with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities.

“Board” means the Board of Directors of Company.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in the U.S., Ireland or Korea are authorized or obligated by applicable law or executive order to close.

“Business Entity” means any Person other than a natural person or a Governmental Entity.

“Closing” and “Closing Date” have the respective meanings set forth in the Asset Purchase Agreement.

“Control”, “Controlling” and “Controlled by” have the respective meanings set forth in the Asset Purchase Agreement.

“Economic Rights” means, with respect to a security, the right to all or any portion of the pecuniary interest in the security, including, without limitation, the right to receive dividends and distributions, proceeds upon liquidation and receive the proceeds of disposition or conversion (if applicable) of the security.

Appendix A-1

“Entity” means any Person that is not a natural person.

“Equity Securities” means the “equity securities” (as such term is defined in Rule 3a11-1 under the Exchange Act) of Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

“Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Equity Securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a statement on Schedule 13G pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group directly or indirectly beneficially owned Equity Securities representing more than five percent (5%) of any class of Equity Securities then outstanding.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 of the Securities Act.

“Korea” means the Republic of Korea.

“Person” means any natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means the Acquisition Shares held by Shareholder and any Ordinary Shares or other securities which may be issued in connection with any stock split, dividend or combination, or any recapitalization, reclassification or similar transaction, with respect to the Acquisition Shares. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when: (i) a registration statement with respect to the sale by Shareholder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) such securities have been transferred pursuant to Rule 144 or (iii) such securities shall have ceased to be outstanding.

Appendix A-2

“Registration Statement” means a registration statement prepared on Forms S-1, S-3, F-1, F-3 or F-6 under the Securities Act.

“Representative” means, as to any Person, the directors, managers, managing members, general partners, officers, employees, attorneys, investment banking and financial advisors, independent accountants and any other agents and representatives of the Person.

“Rule 144” means Rule 144 promulgated pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 144 Affiliate” means an “affiliate”, as such term is defined under Rule 144.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes, if any, applicable to the sale or disposition of Registrable Securities pursuant to this Agreement.

“Subsidiary” of a Person means, at the time of determination, any Business Entity of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are owned, directly or indirectly through subsidiaries or otherwise, by such Person.

“Transfer” means, directly or indirectly, to offer, sell (including any short sale), transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the offer, sale (including any short sale), transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any Acquisition Shares beneficially owned by a Person or any interest (including any Economic Rights or Voting Rights) in any Acquisition Shares beneficially owned by a Person. Whether or not treated as an offer or sale of the Acquisition Shares under the Securities Act, “Transfer” shall also include any hedging or other transaction entered into after the date hereof, such as any purchase, sale (including any short sale) or grant of any right (including without limitation any put or call option) with respect to any of the Acquisition Shares or with respect to any security that includes or derives any significant part of its value from such Acquisition Shares.

“Voting Rights” means, with respect to a security, the right to direct the voting of the security with respect to any matter for which the security is entitled to vote.

“Voting Securities” means the Ordinary Shares and any other securities of Company entitled, in the ordinary course, to vote in the election of directors of Company.

Appendix A-3

2.                                      Other Defined Terms. The following terms are defined in the Section of this Agreement set forth opposite each such respective term below.

Term	Section
Agreement	Preamble
Approved Transaction	Section 3.1(b)(ii)
Asset Purchase Agreement	Recital A
Company Indemnified Parties	Section 4.5(b)
Controlling Person	Section 4.5(a)
Exercise Notice	Section 3.3(b)
Exercise Period	Section 3.3(b)
Indemnified Party	Section 4.5(c)
Material Pending Event	Section 4.1
Offered Price	Section 3.3(b)
Offered Shares	Section 3.3(b)
Parties	Preamble
Party	Preamble
Proposed Transferee	Section 3.3(b)
Registration Expenses	Section 4.3
Release Date	Section 3.1(b)
Registration Expenses	Section 4.3
Shareholder	Preamble
Shareholder Indemnified Parties	Section 4.5(a)
Shareholder Indemnified Parties	Section 4.4(b)
Transfer Notice	Section 3.3(b)
Transfer Restrictions	Section 3.1(b)

Appendix A-4